UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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VASO ACTIVE PHARMACEUTICALS, INC.
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VASO ACTIVE PHARMACEUTICALS, INC.
99 Rosewood Drive, Suite 260
Danvers, Massachusetts 01923

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, December 6, 2005

To the Stockholders of

VASO ACTIVE PHARMACEUTICALS, INC.:

The annual meeting of stockholders of VASO ACTIVE PHARMACEUTICALS, INC. (the “Company”) will be held on Tuesday, December 6, 2005, 10:00 a.m., local time, at the Sheraton Colonial, 1 Audubon Road, Wakefield, Massachusetts, for the following purposes:

1.  To elect six (6) directors;

2.  To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of capital stock from 40,000,000 shares to 60,000,000 shares, which increase shall be applied to increase the number of authorized shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), by 20,000,000 shares;

3. To approve an amendment to the Certificate of Incorporation (i) to change the required stockholder vote to remove a director with or without cause from an affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors to an affirmative vote of the holders of greater than 50% of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote in the election of directors, and (ii) to eliminate the condition to stockholder removal of a director without cause that the Board of Directors recommend such action to the stockholders by a 75% supermajority vote;

4.  To approve an amendment to the Company’s 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan by 750,000 shares, from 1,350,000 shares to 2,100,000 shares; and

5.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 10, 2005 as the record date for determining the stockholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors ROBERT E. ANDERSON, Chairman
Danvers, Massachusetts

November 14, 2005

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD SO THAT THE NECESSARY QUORUM TO HOLD THE MEETING MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

VASO ACTIVE PHARMACEUTICALS, INC.
99 Rosewood Drive, Suite 260
Danvers, Massachusetts 01923

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, December 6, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies (each, a “Proxy”) by and on behalf of the Board of Directors of Vaso Active Pharmaceuticals, Inc. (the “Company”), for use at the 2005 Annual Meeting of Stockholders and at any adjournment or postponement thereof (the “Meeting”) to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Tuesday, December 6, 2005,  10:00 a.m., local time, at the Sheraton Colonial, 1 Audubon Road, Wakefield, Massachusetts. The Company expects to mail this Proxy Statement on or about November 14, 2005.

At the Meeting, stockholders will consider and vote upon:

•	The election of six (6) directors (“Proposal 1”).

•
A proposal (“Proposal 2”) to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of capital stock from 40,000,000 shares to 60,000,000 shares, which increase shall be applied to increase the number of authorized shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), by 20,000,000 shares.

•
A proposal (“Proposal 3”) to amend the Certificate of Incorporation (i) to change the required stockholder vote to remove a director with or without cause from an affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors to an affirmative vote of the holders of greater than 50% of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote in the election of directors, and (ii) to eliminate the condition to stockholder removal of a director without cause that the Board of Directors recommend such action to the stockholders by a 75% supermajority vote.

•
A proposal (“Proposal 4”) to amend the Company’s 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan by 750,000 shares, from 1,350,000 shares to 2,100,000 shares.

The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting.

Under its By-Laws, the Company is required to hold annual meetings of its stockholders. For several reasons, the Company did not do so in 2004, its first full year as a public company. The Company filed a proxy statement with the Securities and Exchange Commission (“SEC”) in March 2004 with the intention of holding a 2004 annual meeting of stockholders on May 13, 2004. However, the SEC temporarily suspended trading of the securities of the Company on April 1, 2004. In addition, beginning in April 2004, a number of securities class action lawsuits and stockholder derivative actions were filed against the Company and certain of its officers and directors. The trading suspension and a resulting SEC enforcement action were settled by the Company, all as previously reported by the Company. Also, as previously reported, the Company has entered into agreements to settle the consolidated securities class action and derivative lawsuits, and is seeking final court approval of the settlement agreements and dismissal of the actions.

As a result of the attention which Company management needed, commencing in early April 2004, to devote in connection with the trading suspension and the legal proceedings referred to above and the costs which management anticipated the Company would incur in connection with the resolution of these matters, the Company determined to postpone the 2004 annual meeting. Further, due to financial difficulties, the Company has not yet held an annual meeting of stockholders in 2005. However, the Company’s financial position has improved as a result of the completion of a private financing in August 2005, and the Company has determined to hold the 2005 annual meeting of stockholders.

Valid proxies will be voted as specified in each proxy at the Meeting. Any stockholder giving a proxy in the accompanying form, pursuant to instructions contained in the form, retains the power to revoke the proxy, by written notice to the Company at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a proxy unless the stockholder affirmatively indicates at the Meeting that such stockholder intends to vote the shares in person.

VOTING SECURITIES, RECORD DATE AND QUORUM

Record Date; Voting. The holders of record of shares of Class A Common Stock and shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company at the close of business on October 10, 2005 (the “Record Date”) are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 5,828,604 shares of Class A Common Stock, entitled to one (1) vote per share, and 4,500,000 shares of Class B Common Stock, entitled to three (3) votes per share.

All references to numbers of shares of authorized or outstanding Common Stock in this Proxy Statement, including with respect to shares reserved for a particular purpose, are after adjustment for the March 2004 3-for-1 stock split with respect to the Common Stock.

Quorum. The presence, in person or by proxy, of outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class, representing a majority of the total votes entitled to be cast is necessary to constitute a quorum at the Meeting. As of the Record Date, BioChemics, Inc. (“BioChemics” or the “Controlling Stockholder”) owned all of the outstanding shares of Class B Common Stock, which is approximately 70% of the outstanding voting power of the Common Stock. Consequently, with respect to a quorum for the Meeting, the presence or absence of the BioChemics shares in person or by proxy will determine whether a quorum exists.

With respect to the separate vote of the holders of Class A Common Stock in connection with Proposal 2, the presence, in person or by proxy, of outstanding shares of Class A Common Stock representing a majority of the total votes entitled to be cast by holders of the Class A Common Stock is necessary to constitute a quorum at the Meeting.

Proposal 1 -  Election of Directors. A plurality of the votes cast at the Meeting is required to elect each of the nominees for director.

Proposal 2 - Increase in the Number of Authorized Shares. The approval of Proposal 2 will require two votes. The first is the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class.

The Controlling Stockholder has informed the Company that it will vote in favor of Proposal 2. Thus, the approval of Proposal 2 by the Class A Common Stock and the Class B Common Stock, voting together as a single class, is assured.

In addition, the Company has determined to seek the approval of the holders of Class A Common Stock, voting separately as a class, for Proposal 2. The approval of Proposal 2 by the holders of Class A Common Stock will require the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock, voting separately as a class.

Proposal 3 - Reduction of Required Stockholder Vote to Remove Directors and Elimination of Related Director Vote.

The approval of Proposal 3 requires the following two votes:

•	the affirmative vote of the holders of at least 75% of the outstanding shares of the Class A Common Stock and the Class B Common Stock, together as a single class.

•	the affirmative vote of the holders of at least 75% of the outstanding voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class.

BioChemics has informed the Company that it will vote in favor of Proposal 3.

Proposal 4 - Increase in the Number of Reserved Shares under the 2003 Stock Incentive Plan. The approval of Proposal 4 will require the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, that are present in person or represented by proxy at the Meeting.

BioChemics has informed the Company that it will vote in favor of Proposal 4. Thus, the approval of Proposal 4 by the Class A Common Stock and the Class B Common Stock, voting together as a single class, is assured.

Other Matters. All other matters that may properly come before the Meeting require the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, that are present in person or represented by proxy at the Meeting, except as otherwise required under applicable law. The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Unless contrary instructions are indicated on the Proxy, all shares of the Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named in the Proxy and FOR Proposals 1, 2, 3 and 4.

Abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter without specific instructions from the beneficial owner) are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum. Proposal 1, the election of directors, is generally considered a routine matter for which brokers may vote without specific instructions from the beneficial owner; however, it may be considered a non-routine matter depending on the date this Proxy Statement is mailed. It has not yet been determined whether Proposal 2 will be considered a routine matter under applicable rules. Proposals 3 and 4 are not considered routine matters; accordingly, brokers may not vote on those proposals without such specific instructions.

Abstentions and broker non-votes have no effect on the outcome of the election of directors or Proposal 4, but do have the effect of negative votes with respect to Proposals 2 and 3.

The cost of soliciting proxies will be borne by the Company. The Company has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of votes for a fee of approximately $7,500, plus reimbursement of out-of-pocket expenses. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

PROPOSAL 1 - ELECTION OF DIRECTORS

The By-laws provide that the Company’s business shall be managed by a board of directors of not fewer than three directors, with the number of directors to be fixed by the Board from time to time. The number of directors is presently fixed at ten. Directors serve until the next annual meeting and until their respective successors have been elected and qualified.

The Board of Directors currently consists of nine directors. There is presently one vacancy on the Board, created by the resignation from the Board of Henry Y.L. Toh in August 2005.

The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has nominated, six incumbent directors to be elected as directors at the Meeting. Directors are to be elected by a plurality of the votes cast at the Meeting. Upon recommendation by the Nominating and Corporate Governance Committee, the Board has determined not to nominate the three remaining incumbent directors for re-election. In conjunction with that determination, the Board approved reducing the size of the Board from ten to six, effective as of the election of directors at the Meeting. In making decisions regarding the size of the Board, the Board considered a variety of factors, including the scope and size of the Company’s operations, the level of its revenues since its inception, and costs and administrative burdens associated with maintaining a ten-member board.

Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If any nominee should become unavailable or unable to serve as a director prior to the Meeting, the persons named as proxies on the proxy will vote for the person(s) the Board of Directors recommends.

The shares of Common Stock represented by the enclosed proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following six individuals nominated by the Board of Directors. The principal occupation and certain other biographical information regarding each nominee is also set forth below.

Nominees for Director

ROBERT E. ANDERSON - Mr. Anderson, age 49, has served as a member of the Company’s Board of Directors since June 2003 and has been the Chairman of the Board since September 17, 2004. From January 1998 to the present, Mr. Anderson has been a self-employed consultant and investor. Mr. Anderson has also served as a director of BioChemics since 2003.

STEPHEN G. CARTER, Ph.D. - Dr. Carter, age 53, has served as the Company’s Chief Scientific Officer since June 2003. He has served as a member of its Board of Directors since June 2003. From September 1999 to the present, Dr. Carter has also served as Chief Scientific Officer of BioChemics.

RONALD GUERRIERO - Mr. Guerriero, age 61, was appointed to the Company’s Board of Directors on September 17, 2004. From March 2004 to the present he has served as Executive Director of the Research Accelerator Program for Partners HealthCare System, a non-profit consortium of major hospitals in the Boston area. From 1998 to 2004, he served as President of Bridge Management Group, a company that specializes in management of medium sized technology companies, where he served as Chief Executive Officer for four companies. He also serves as an adjunct faculty member at the Carroll School of Management at Boston College.

D'ANNE HURD - Ms. Hurd, age 55, was appointed to the Company’s Board of Directors on September 17, 2004. From July 2005 to the present and from January 2004 to January 2005, Ms. Hurd has served as an independent business/legal consultant to several companies. From January 2005 to March 2005, she served as a financial consultant and from March 2005 to June 2005 as Senior Vice President, Chief Financial Officer and Treasurer of NMS Communications, Inc., a publicly traded provider of technologies for mobile applications and infrastructure. From March 2001 to January 2004, Ms. Hurd was Chief Financial Officer and General Counsel of StarBak Communications Inc., a company specializing in video communications technology, and its predecessor company, Vividon, Inc. From July 1999 to March 2001, Ms. Hurd was Chief Financial Officer and General Counsel of NaviPath, Inc., a former CMGI operating company providing internet access to internet service providers. From 1993 to the present, she has served as a director and chairman of the audit committee for Data Translation, Inc., a company specializing in the design of analog to digital technology.

BRUCE A. SHEAR - Mr. Shear, age 50, has served as a member of the Company’s Board of Directors since June 2003. Since 1980, Mr. Shear has served as the President and Chief Executive Officer of PHC, Inc., a publicly traded behavioral health company, which he co-founded in 1979. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over 15 years.

BRIAN J. STRASNICK, Ph.D. - Dr. Strasnick, age 52, has served as a member of the Company’s Board of Directors since June 2003. Dr. Strasnick is the founder, Chairman, President and Chief Executive Officer of Willow Laboratories, which is engaged in the business of drug testing, serving in those positions since September 1995. Dr. Strasnick has provided behavioral healthcare and pharmacological services as a practitioner for over 18 years. Dr. Strasnick has also served on the Board for the Drug and Alcohol Testing Industry Association, or DATIA.

Executive Officers (who are not also directors) and Significant Employee (who is not an officer)

JOSEPH FRATTAROLI - Mr. Frattaroli, age 43, has served as Acting Chief Executive Officer of the Company since August 2004, as President of the Company since February 2005, and as Chief Financial Officer of the Company since June 2003. He served as Acting President of the Company from August 2004 until February 2005. From January 2002 through April 2003, Mr. Frattaroli served as an accounting and financial consultant to BioChemics. From April 2000 through December 2001, Mr. Frattaroli was Chief Financial Officer of Getov Machine Incorporated, a maker of precision machine parts for the telecommunications industry. From January 1998 through April 2000, Mr. Frattaroli served as managing principal for the EPI Consulting Group, a consulting firm that provided per diem chief financial officer services.

JOHN MASIZ - Mr. Masiz, age 46, has served as the Chairman and Chief Executive Officer of BioChemics since 1989. From the inception of the Company in January 2004 until August 2004, he served as the Chairman, Chief Executive Officer and President of the Company. Since August 2004, Mr. Masiz has devoted approximately 70% of his time as an employee of the Company providing strategic consulting services regarding matters including sales, marketing and business development. Mr. Masiz may be deemed to be a “Significant Employee” of the Company within the meaning of the federal securities laws; he is not an executive officer of the Company.

On September 13, 2004, the United States District Court for the District of Columbia entered final judgments against the Company and Mr. Masiz pursuant to their settlements of a civil injunctive action commenced by the SEC. Under the terms of the settlement, without Mr. Masiz admitting or denying the allegations of the civil complaint, the Company and Mr. Masiz were enjoined from violating the antifraud and reporting provisions of the federal securities laws. He is also prohibited from serving as an officer or director of any public company, including the Company, for a period of five years. Effective as of August 17, 2004, Mr. Masiz resigned as an executive officer and a director of the Company, and the Company and Mr. Masiz terminated his then-existing employment agreement. He is, however, permitted to, and does, serve as an active employee of and/or consultant to the Company.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors oversees the business affairs of the Company and monitors the performance of management. The Board of Directors held 14 meetings during the fiscal year ended December 31, 2004. During the 2004 fiscal year, all Board members attended 75% or more of the aggregate of (1) the total number of Board meetings held during the period he or she was a director and (2) the total number of meetings of the committee(s) of the Board on which the director serves. Currently, the Board consists of nine members: William P. Adams, Robert E. Anderson, Stephen G. Carter, Gary Fromm, Ronald Guerriero, D'Anne Hurd, Steven Morrell, Bruce A. Shear and Brian J. Strasnick. Robert Anderson is the Chairman of our Board of Directors. In addition, the Board has appointed Mr. Guerriero as the lead independent director. The Board also has one vacancy as a result of the resignation of Henry Y.L. Toh in August 2005.

Committees of the Board

The Board of Directors has designated three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of independent accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Its membership is currently comprised of Ms. Hurd (Chairwoman), Mr. Guerriero and Mr. Morrell. The Audit Committee held four meetings during the last fiscal year. On January 19, 2005, the Board of Directors amended and revised our Audit Committee Charter in order to incorporate certain updates in light of the most recent regulatory developments, including the Sarbanes-Oxley Act of 2002. A copy of the current Audit Committee Charter which we filed as an exhibit to the Company’s Current Report on Form 8-K, filed January 25, 2005 with the SEC (the “January 2005 Form 8-K”) is attached to the Proxy Statement as Appendix A. The Audit Committee Charter is reviewed annually.

In October 2005, the Board of Directors determined that Ms. Hurd, the Chairwoman of the Audit Committee, is an “audit committee financial expert” within the meaning of applicable regulations adopted by the SEC.

Because the Company is not listed on a national securities exchange, the Company is required to adopt a standard for the independence of its Audit Committee members used by a national securities exchange of its choice. The Company has adopted the independence standards for Audit Committee members of the American Stock Exchange (“AMEX”). The Board of Directors has determined that all members of the Audit Committee are “independent” under the AMEX independence standards.

Compensation Committee. The Compensation Committee reviews and approves the compensation for executive employees. Its membership is currently comprised of Messrs. Guerriero (Chairman), Adams and Morrell. The Compensation Committee held two meetings during the last fiscal year. A copy of the current Compensation Committee Charter is available on the Company’s website, www.vasoactive.us, and was also filed as an exhibit to the January 2005 Form 8-K.

Nominating and Corporate Governance Committee. The Board of Directors established the Nominating and Corporate Governance Committee in December 2004 for the purposes of identifying individuals qualified to become Board members and to recommend that the Board select these individuals as nominees for election to the Board at the next annual meeting of the Company's stockholders, and developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. Its predecessor, the Nominating Committee, met once during 2004. Its membership is currently comprised of Ms. Hurd (Chairwoman) and Messrs. Anderson and Strasnick. The charter of this Committee is available on the Company’s website, www.vasoactive.us, and was also filed as an exhibit to the January 2005 Form 8-K.

Because the Company is not listed on a national securities exchange, the Company is required to adopt a standard for the independence of its Nominating and Governance Committee members used by a national securities exchange of its choice. The Company has adopted the independence standards for Nominating and Corporate Governance Committee members of AMEX. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” under the AMEX independence standards.

Under its charter, the Nominating and Corporate Governance Committee from time to time may actively seek nominees for the Board as well as obtain recommendations from management and stockholders. In assessing potential nominees for the Board, the Committee generally considers business experience, administrative skills and the ability to interact effectively with the full board and management, among other attributes. The Committee will also consider other factors, such as diversity and specific needs of the Board at a particular time. This process includes identifying candidates with excellent decision-making ability, technological background, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to committees of the Board. Candidates nominated by stockholders will be evaluated on the basis of the same criteria that all other director nominees are evaluated.

Policy Regarding Director Nominations By Stockholders

Generally. The Board of Directors will consider all director candidates recommended to the Nomwip inating and Corporate Governance Committee (the “Nominating Committee”) by stockholders owning at least five percent (5%) of the Company’s outstanding shares of capital stock at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board.

Director Minimum Qualifications. Set forth below are the minimum qualifications that the Nominating Committee believes are needed to effectively serve as a Company director:

•
Each director nominee is evaluated in the context of the full Board's qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of the Company's business and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to the Company of the director nominee's respective skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

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Director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, and an understanding of the Company's business on an operational level.

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Each director may be assigned committee responsibilities. A director nominee's educational and professional backgrounds must be consistent with the director nominee's committee assignment (e.g., director nominees who will be assigned to the Audit Committee must be financially literate as may be defined within the Audit Committee Charter).

•	Director nominees must demonstrate a willingness to devote the appropriate time to fulfilling Board duties.

•
Director nominees shall not represent a special interest or special interest group whose agenda is inconsistent with the Company's goals and objectives or whose approach and methods are inconsistent with what the Board believes is in the best interest of the Company's stockholders.

•	Director nominees shall not be a distraction to the Board, nor shall a director nominee be disruptive to the achievement of the Company's business mission, goals and objectives.

Procedures for Stockholder Nominations. Set forth below are the procedures by which a stockholder may recommend a Board of Directors nominee to the Nominating Committee:

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Stockholder nominations must include all of the information described below and must be received by the 120th calendar day before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting to be considered for the next scheduled annual meeting of stockholders.

•	Stockholder nominations must be in writing and submitted via registered mail or overnight delivery service to the Committee Chairman at the Company's corporate headquarters address.

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Supporting documentation must be submitted that allows the Committee to verify ownership by the nominating stockholder of at least five percent (5%) of the Company's outstanding shares at all times during the immediately preceding year from the date of the recommendation.

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The stockholder must submit an affidavit from the director nominee stating that if elected, the director nominee is willing and able to serve on the Company's Board for the full term to which the director nominee would be elected. The affidavit must also acknowledge that the director nominee is aware of, has read and understands the Company's Code of Ethics and Board of Director Committee Charters (collectively, the "Corporate Governance Documents"), and further that the director nominee acknowledges that, if elected, the director nominee is subject to and will abide by the Corporate Governance Documents.

•	The stockholder must submit documentation as to the director nominee's qualifications, which at a minimum must include:

1. A complete biography, including full employment history;

2. A signed consent form and waiver authorizing the Company to perform a full background check of the director nominee, including criminal and credit history, from a firm acceptable to the Company in its sole discretion;

3. Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to the Company's Corporate Secretary;

4. Disclosure of all special interests and all political and organizational affiliations;

5. A signed, written statement from the director nominee indicating the reasons that the director nominee wants to serve on the Company's Board, and the reasons that the director nominee believes that he or she is qualified to serve; and

6. A description of all litigation to which he or she or any of his or her affiliates have been a party within the past seven years.

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The stockholder must submit any additional information required to be included in the Company's proxy statement for director nominees which determination will be made by the Company in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with the Company or management).

•	The information submitted by the stockholder must include complete contact information for the submitting stockholder and the director nominee.

Shareholder Communications with Directors

Stockholders may communicate with the Board of Directors, including the non-management directors, by sending written communications to the Company, attention: Corporate Secretary. Any correspondence received by the Company that is generically addressed to the Board will be forwarded to the Chairman of the Board, and any correspondence addressed to a particular director or to a Chairman of a Board Committee will be forwarded to that person without screening and a copy will be forwarded to the Chairman of the Board. Any director receiving such correspondence may, but is not required to, share the correspondence with other directors, management and/or their advisers.

Director Attendance at Annual Meetings

The Company encourages all Board members to make every effort to attend annual meetings of stockholders. The Company, however, recognizes that unavoidable scheduling conflicts and special individual circumstances may prevent directors from attending these meetings.

Code of Ethics

On January 25, 2005, the Company adopted a Code of Ethics which applies to directors and executive officers, such as our principal executive officer, principal financial officer, controller, and persons performing similar functions. The Company filed a copy of the code as an exhibit to the January 2005 Form 8-K. You may view and obtain a copy of the code by visiting the Company’s website, www.vasoactive.us. Alternatively, upon written request, the Company will mail to you a copy of the code at no charge. Please mail your request to the Company, Attention: Mr. Joseph Frattaroli.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 10, 2005, the record date, by (i) each director of the Company; (ii) each executive officer of the Company; (iii) all executive officers and directors of the Company as a group; and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock. In compiling the table, the Company has relied upon information supplied by such persons and upon information contained in SEC filings.

Under applicable rules of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to beneficially own shares of Common Stock if that person directly or indirectly has or shares voting power or investment power with respect to those shares. Except as indicated in the footnotes to the table, the individuals and entities named in the table have sole voting and investment power with respect to all shares of Common Stock that they respectively own beneficially.

Under applicable Exchange Act rules, a person is also deemed to beneficially own shares which the person has the right to acquire within sixty (60) days. For example, if an individual owns options to acquire 1,000 shares of Class A Common Stock and those options are or would be exercisable on or before December 9, 2005, that individual will also be deemed to own those 1,000 shares of Class A Common Stock as of October 10, 2005 (the record date).

Because each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, under Exchange Act rules holders of Class B Common Stock are deemed to own beneficially an equal number of shares of Class A Common Stock. All outstanding shares of Class B Common Stock are held by BioChemics.

Unless otherwise noted, the address for each person is: Vaso Active Pharmaceuticals, Inc., 99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923.

	Class A Common Stock			Class B Common Stock
Name of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class

William P. Adams, M.D.	40,000	(1)	*	0	*

Robert E. Anderson	76,000	(2)	1.3%	0	*

BioChemics, Inc.	4,500,000	(3)	43.6%	4,500,000	100%

Stephen G. Carter, Ph.D.	168,750	(4)	2.8%	0	*

Joseph Frattaroli	80,000	(5)	1.7%	0	*

Gary Fromm, Ph.D.	40,000	(6)	*	0	*

Ronald Guerriero	15,000	(7)	*	0	*

D’Anne Hurd	10,000	(8)	*	0

John Masiz	4,725,000	(9)	44.8%	4,500,000	(10)	100%

Steven Morrell	10,000	(11)	*	0		*

Bruce A. Shear	40,000	(12)	*	0		*

Brian Strasnick, Ph.D.	104,233	(13)	1.8%	0		*

Directors and executive officers as a Group (10 persons)	563,983	(14)	9.4%	0		*
______________

* Represents less than 1%.

(1)	Consists of 40,000 shares of Class A Common Stock issuable upon exercise of director options.

(2)	Consists of 36,000 shares of Class A Common Stock and 40,000 shares of Class A Common Stock issuable upon exercise of director options.

(3)
BioChemics, 99 Rosewood Drive, Danvers, MA 01923, has sole voting and investment power with respect to the 4,500,000 shares of Class B Common Stock of which it is holder of record. All the aggregate 4,500,000 shares of Class B Common Stock held of record and beneficially owned by BioChemics are also deemed beneficially owned by Mr. Masiz.

(4)	Consists of 168,750 shares of Class A Common Stock issuable upon exercise of employee options.

(5)	Consists of 80,000 shares of Class A Common Stock issuable upon exercise of employee options.

(6)	Consists of 40,000 shares of Class A Common Stock issuable upon exercise of director options.

(7)	Consists of 5,000 shares of Class A Common Stock and 10,000 shares of Class A Common Stock issuable upon exercise of director options.

(8)	Consists of 10,000 shares of Class A Common Stock issuable upon exercise of director options.

(9)
Consists of 225,000 shares of Class A Common Stock issuable upon exercise of employee options and 4,500,000 shares of Class B Common Stock owned by BioChemics deemed to be beneficially owned by Mr. Masiz.

(10)
Consists of 4,500,000 shares of Class B Common Stock deemed to be beneficially owned by Mr. Masiz as a result of his being the controlling stockholder of BioChemics. Mr. Masiz’s ownership of approximately 83% of the outstanding capital stock of BioChemics permits him to control the election of all of Biochemics’ directors. Mr. Masiz disclaims beneficial ownership of all shares listed as beneficially owned by BioChemics except to the extent of his pecuniary interest therein. The 4,500,000 shares of Class B Common Stock deemed beneficially owned by Mr. Masiz are also deemed beneficially owned by BioChemics.

(11)	Consists of 10,000 shares of Class A Common Stock issuable upon exercise of director options.

(12)	Consists of 40,000 shares of Class A Common Stock issuable upon exercise of director options.

(13)	Consists of 64,233 shares of Class A Common Stock and 40,000 shares of Class A Common Stock issuable upon exercise of director options.

(14)	See Notes 1-13, above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the aggregate cash compensation paid for services rendered during the last three years by each person serving as the Company’s Chief Executive Officer and each of its most highly compensated executive officers serving as such at the end of the year ended December 31, 2004, whose compensation was in excess of $100,000. Each person below is referred to as a "Named Executive Officer."

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Shares Underlying Options(#)

Joseph Frattaroli	2004	$75,000	(1)	$35,000	$0	0
President, Acting Chief	2003	$6,000	(1)	$0	$0	90,000
Executive Officer and Chief Financial Officer	2002	--	(4)	$--	$--	--

John J. Masiz (2)	2004	$175,000		$0	$4,558	0
Former Chief Executive	2003	$94,792		$0	$0	40,000
Officer	2002	$--	(4)	$--	$--	--

Dr. Stephen G. Carter(3)	2004	$140,000		$0	$0	0
Chief Scientific	2003	$75,833		$0	$0	225,000
Officer	2002	$--	(4)	$--	$--	--

__________________
(1) Mr. Frattaroli began his employment with the Company in June 2003 as Chief Financial Officer. For 2003, Mr. Frattaroli received a payment of $6,000 upon completion of the Company’s initial public offering. In August 2004, Mr. Frattaroli was appointed Acting President and Acting Chief Executive Officer of the Company while continuing to serve as Chief Financial Officer. In February 2005, Mr. Frattaroli was appointed President while continuing to serve as Chief Financial Officer and Acting Chief Executive Officer.

(2) Mr. Masiz began his employment with the Company in June 2003 as President, Chief Executive Officer and Chairman of the Board of Directors. During 2003 Mr. Masiz's salary was $94,792, which was paid upon completion of our initial public offering of Class A Common Stock. On August 17, 2004, Mr. Masiz resigned as President, Chief Executive Officer and Chairman of the Board of Directors in accordance with the terms of his settlement with the SEC. Mr. Masiz continues to be employed as a strategic consultant to the Company. For 2004, Mr. Masiz's annual salary was $175,000. Other annual compensation for 2004 in the amount of $4,558 consisted of a taxable automobile allowance. See "Employment Agreements and Arrangements” below for additional information.

(3) Dr. Carter began his employment with the Company in June 2003 as Chief Scientific Officer. For 2003, Dr. Carter’s received a payment of $75,833 and was paid upon completion of the Company’s initial public offering. See "Employment Agreements and Arrangements" below for additional information.

(4) The Company commenced operations in January 2003. Accordingly, there was no compensation paid during 2002.

Employment Agreements and Arrangements

John Masiz. The Company entered into an employment agreement with Mr. Masiz, effective as of August 12, 2004, under which agreement he serves on a part-time basis as a strategic consultant to the Company regarding sales, marketing, business development and strategic planning through June 30, 2008. The agreement will be automatically renewed for successive two year terms thereafter unless terminated earlier by either party in accordance with the terms and conditions of the employment agreement. The agreement provides for an annual base salary of $175,000 per year, which may be increased from time to time. He is also eligible to receive additional compensation in the form of performance bonuses as well as discretionary bonuses.

If the Board terminates Mr. Masiz without cause or if he terminates his employment for good reason (other than within 12 months of a change in control), he will be paid his then-current base salary through the end of the employment period plus a pro-rata portion of any incentive compensation award that would have been payable to him had he remained employed at the end of that fiscal year. If Mr. Masiz terminates his employment for good reason within 12 months of a change in control, the Company will pay him a lump sum equal to two times his then-current annual base salary plus a pro-rata portion of any performance bonus that would have been payable to him had he remained employed at the end of the fiscal year. Mr. Masiz’s obtaining new employment will not result in the reduction or cancellation of any payments or benefits owed to him by the Company.

A “change of control” with respect to the Company occurs if: (i) an individual or entity (other than a BioChemics affiliate) acquires control of 30% or more of the voting power of the outstanding capital stock of the Company; (ii) BioChemics no longer has the right to designate at least 50% of the members of the Board; (iii) a majority of the Board members as of the date of the employment agreement change under certain circumstances; (iv) the Company sells all or substantially all of its assets; or (v) the Company is the non-surviving party in a merger.

The Company entered into this agreement with Mr. Masiz in anticipation of the final judgment by the United States District Court for the District of Columbia against the Company and Mr. Masiz, the Company's former President and Chief Executive Officer, which occurred on September 13, 2004, in connection with their settlements with the SEC filed with the court. The final judgment enjoined him from violating the antifraud and reporting provisions, and prevents him from serving as an officer or director of any public company, including the Company, for a period of five years. Effective as of August 17, 2004, Mr. Masiz resigned as an executive officer and a director of the Company. He is, however, permitted to remain an active employee and/or consultant of the Company. Mr. Masiz and the Company terminated his previous employment agreement with the Company prior to entering into the employment agreement described above.

Stephen Carter. The Company entered into an employment agreement with Dr. Carter, effective as of June 16, 2003, which provides for his employment as Chief Scientific Officer through June 30, 2008. The agreement is automatically renewed for successive two year terms thereafter unless terminated earlier by either party in accordance with the terms and conditions of the employment agreement. The agreement provides for an annual base salary of $140,000 per year, which may be increased from time to time by the Board. He is also eligible to receive additional compensation in the form of performance bonuses as well as discretionary bonuses.

If the Board terminates Dr. Carter without cause or if he terminates his employment for good reason (other than within 12 months of a change in control, as described above), he will be paid his then-current base salary through the end of the employment period plus a pro-rata portion of any incentive compensation award that would have been payable to him had he remained employed at the end of that fiscal year. If Dr. Carter terminates his employment for good reason within 12 months of a change in control, the Company will pay him a lump sum equal to two times his then-current annual base salary plus a pro-rata portion of any performance bonus that would have been payable to him had he remained employed at the end of the fiscal year. The Company will not be required to continue to make or provide any post-termination payments or benefits to Dr. Carter if he obtains new employment.

Joseph Frattaroli. In February, 2005, the Board of Directors approved the appointment of Mr. Frattaroli as the Company's President and Acting Chief Executive Officer and Chief Financial Officer, at an annual base salary of $115,000, plus a guaranteed 2005 bonus of $60,000, paid on a weekly basis, commencing March 1, 2005.

2003 Incentive Stock Plan

The Plan was adopted in May 2003. The Plan has been established for present and future executives, and other key employees, directors and consultants of the Company, as may be selected by the Committee. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ.

The Plan provides for the grant of any one or a combination of restricted stock grants, incentive stock options, nonqualified stock options and stock appreciation rights to purchase up to an aggregate of 1,350,000 shares of Class A Common Stock. No incentive shall be granted under the 2003 Stock Incentive Plan after July 2013, but the terms and exercise of incentives granted before the date may extend beyond this date.

As of October 10, 2005, none of the options granted under the Plan had been exercised. As of that date, options to purchase 1,080,000 shares of Class A Common Stock were outstanding under the Plan, and 270,000 additional shares of Class A Common Stock remained available for grants or awards under the Plan.

Stock Options

Option/Stock Appreciation Right Grants in 2004

No stock option or stock appreciation grants were made to Named Executive Officers of the Company in 2004 or with respect to 2004 performance in 2005.

Aggregate Stock Option Exercises in 2004 and Year-End Stock Option Values

No stock options were exercised by Named Executive Officers of the Company in 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning compensation plans for which the Company has authorized the future issuance of shares of its Class A Common Stock:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	1,650,000 (1)	$ 1.49 (1)	600,000 (1)
Equity compensation Plans not approved by security holders	--	--	--
Total	1,650,000	--	600,000

(1)
Consists of: (a) 1,080,000 shares of Class A Common Stock issuable upon exercise of outstanding options under the Plan, having a weighted average exercise price of $1.68 per share, and (b) 570,000 shares of Class A Common Stock issuable upon exercise of outstanding options under the 2003 Non-Employee Director Compensation Plan, having a weighted average of $1.11 per share. A total of 270,000 shares of Class A Common Stock remain available for future issuance under the Plan, and 330,000 shares of Class A Common Stock remain available for future issuance under the Director Plan.

COMPENSATION OF DIRECTORS

Generally

Each director receives cash remuneration in the amount of $15,000 per year, paid in quarterly installments of $3,750 at the beginning of each quarter. In addition, each Board member receives cash remuneration in the amount of $1,500 for each meeting attended in person and $750 for each telephonic meeting attended. Any Board member who also serves on a committee of the Board receives additional cash remuneration in the amount of $2,500 annually, paid in quarterly installments at the beginning of each quarter. Each Board member is reimbursed for all reasonable expenses related to attendance at Board or committee meetings.

2003 Non-Employee Director Compensation Plan

The 2003 Non-Employee Director Compensation Plan (the “Director Plan”) was adopted in August 2003. Non-employee directors are eligible to participate in the Director Plan. The purpose of the Director Plan is to assist the Company in attracting and retaining highly qualified individuals to serve as directors of the Company by providing them with a performance incentive as a result of stock ownership in the Company.

The Director Plan provides for the grant of nonqualified stock options, restricted stock grants, and stock appreciation rights to purchase up to an aggregate of 900,000 shares of Class A Common Stock. No grants or awards may be made under the Director Plan after August 22, 2013, but the term and exercise of awards or grants made prior to that date may extend beyond that date.

Under the Director Plan, except as otherwise determined by the Board as set forth in resolutions duly adopted by the Board from time to time, each person who becomes a Non-Employee Director for the first time after June 1, 2003 shall be granted options to purchase 60,000 shares of Class A Common Stock at an exercise price equal to the fair market value on the date of grant. At the consummation of the initial public offering, Dr. Adams, Mr. Anderson, Dr. Fromm, Mr. Shear and Dr. Strasnick each received an option to purchase 60,000 shares of Class A Common Stock at $1.67 per share. In December 2004, each non-employee director received an option to purchase 30,000 shares of Class A Common Stock at $0.50 per share.

CERTAIN TRANSACTIONS

Policy Regarding Related Party Transactions

Any transactions between the Company and its officers, directors, principal stockholders or affiliates are required to be on terms no less favorable to us than could reasonably be obtained in arm’s-length transactions with independent third parties, and any such transaction must also be approved by a majority of our outside independent directors disinterested in the transaction. In addition, under our Code of Ethics, all related-party transactions must be reviewed and approved by the Audit Committee of our Board of Directors.

Relationship with BioChemics Generally

BioChemics owns all issued and outstanding shares of the Company’s Class B Common Stock. Because the Class B Common Stock has three (3) votes per share, BioChemics controls approximately 70% of the total votes entitled to be cast at the Meeting. Our former Chairman, Chief Executive Officer and President, John Masiz, who is presently an employee of the Company, is also the Chairman, Chief Executive Officer, President and controlling stockholder of BioChemics. Mr. Masiz owns approximately 83% of the outstanding capital stock of BioChemics.

In addition, Robert Anderson, the Company’s Chairman of the Board, serves as a director of BioChemics, and Stephen Carter, a Company director and its Chief Scientific Officer, serves as the Chief Scientific Officer of BioChemics. In 2004, the Company made, and expects to make in 2005, payments in excess of five percent of the Company’s 2004 gross revenues to BioChemics.

Private Placement of Securities

In an April 2003 private placement transaction, the Company issued subordinated 10% convertible pay-in-kind promissory notes in the aggregate principal amount of $500,000 to accredited investors, including a Company director, Dr. Strasnick, who purchased notes in the principal amount of $50,000. Upon the consummation of the Company’s initial public offering in December 2003, all of the notes were converted into shares of Class A Common Stock at a conversion price of $0.83 per share, which resulted in the issuance of approximately 600,000 shares of Class A Common Stock by the Company to the holders of these notes. Dr. Strasnick received 64,233 shares of Class A Common Stock upon the conversion of the notes he held.

License Agreement with BioChemics

The Company has entered into a license agreement with BioChemics, dated as of February 1, 2003, under which the Company has a worldwide, exclusive right to use and practice certain patents owned by BioChemics relating to transdermal drug delivery technology. Under this agreement, the Company has the right to sell, market and commercialize all products (“OTC Products”) that (i) utilize and incorporate the BioChemics' patents and know-how; (ii) are classified by the Food and Drug Administration as over-the-counter products, and (iii) require less than $1.0 million of clinical development. Specifically excluded from the license are certain diabetic products developed by BioChemics, products used by dermatologists to treat cosmetic conditions, and products used or marketed to the animal health care industry.

In exchange for the granting of the license, the Company issued 4,500,000 shares of our Class B Common Stock to BioChemics as a license fee with a deemed value equal to the par value of such shares or $150. This is a one-time license fee. No royalties are payable to BioChemics under the license agreement.

With respect to the licensed patents, this agreement will terminate on the expiration date of the last of the licensed patents to expire. With respect to licensed non-patented technology, this agreement will have an initial term of ten (10) years, and will be automatically renewed for successive terms of two (2) years. The Company may terminate the license agreement upon providing ninety (90) days’ prior written notice of termination to BioChemics.

Any improvements to the licensed patents remain the property of BioChemics, but to the extent that any such improvements relate to products and product candidates, the improvements are licensed to the Company on the same terms as the initial license under the license agreement. BioChemics must maintain existing patent filings as well as register the patents in other jurisdictions as required. If BioChemics does not do so on a timely basis, the Company may make the required filings at BioChemics' expense.

Pursuant to an amendment to the license agreement, dated as of July 2, 2003, the trademarks “Osteon” and “PENTOCORE” were licensed to the Company by BioChemics, subject to quality control standards to be set by BioChemics. In addition, this amendment provides that all revenue related to the “deFEET” (now known as “Termin8”) mark owned by BioChemics, though not licensed to the Company, will be paid to the Company, and that the Company will bear all costs with the sale and marketing of the product bearing the mark.

Manufacturing Agreement

The Company entered into a manufacturing and development agreement, dated as of February 1, 2003, with BioChemics with respect to the manufacturing and development of the Company’s OTC Products. Under this agreement, BioChemics researches, develops and manufactures, or contracts for the manufacture of, OTC Products as the Company may request from time to time. For example, BioChemics has conducted research for the Company in the form of pre-clinical studies utilizing animals and the Company has paid BioChemics for this research.

For the described services, the Company pays BioChemics a fee equal to BioChemics’ costs plus 10%. As permitted by the agreement, BioChemics retains an unaffiliated company to manufacture the OTC Products. The agreement has an initial term of five years and will be automatically renewed for one additional year so long as the agreement has not been terminated earlier in accordance with its terms.

The Company does not currently, nor does it intend in the future, to engage in the manufacture of, or conduct any research and development with respect to, any of the Company’s products. However, if BioChemics is unwilling or unable to meet its obligations under the agreement to the Company, the Company has the right to retain outside third parties to manufacture its products although the Company may not terminate the agreement with BioChemics for this breach.

During 2004 and during the nine month period ending September 30, 2005, research and development costs incurred under this agreement were approximately $266,500 and $272,772, respectively, and manufacturing costs incurred under this agreement were approximately $147,000 and $10,689, respectively. The Company did not incur any such costs during 2003.

Office Space and Administrative Support

The Company presently maintains its principal corporate offices on premises that it shares with BioChemics. The Company does not have a lease agreement with BioChemics. During 2003, 2004 and the nine month period ended September 30, 2005, the Company recorded approximately $20,000, $44,000 and $33,000, respectively, in rent expense for this facility.

BioChemics and the Company entered into an administrative services agreement, dated as of September 1, 2003. Under this agreement, BioChemics provides the Company with administrative support services, including accounting and tax services; utilities; office, warehouse and storage space; and computer services and equipment, as reasonably requested by the Company.

The Company pays BioChemics a fee equal to BioChemics’ cost plus 10%. The initial term of this agreement is five years and will be automatically renewed on each anniversary date for an additional period of twelve months unless sooner terminated in accordance.

During 2003, 2004 and the nine month period ended September 30, 2005, the Company paid BioChemics approximately $122,072, $135,600 and $34,400, respectively, for these services.

Registration Rights Agreement

The Company entered into a registration rights agreement with BioChemics in March 2003 under which the Company has granted to BioChemics, or its permitted transferees, as holders of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock held by BioChemics, rights with respect to registration of these shares under the Securities Act of 1933 (the “Securities Act”). Subject to limitations set forth in the registration rights agreement, holders of the securities may require the Company, at its expense, to file one registration statement under the Securities Act with respect to the public resale of the securities. With the exception of this offering, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, BioChemics or its permitted transferees are entitled to notice of the registration and are entitled, subject to certain conditions and limitations, to include, at Company expense, their shares in the registration. Notwithstanding the foregoing, BioChemics has agreed, in writing, with Kashner Davidson Securities Corp., on behalf of the underwriters of the Company’s initial public offering, not to exercise its registration rights until December 3, 2005 without the consent of Kashner Davidson Securities Corp. In addition, BioChemics has agreed to subordinate its registration rights to those held by the investors in the Company’s August 2005 private financing. See “Proposal 2-Amendment to Certificate of Incorporation-Purposes of Additional Share Authorization- August 2005 Private Financing” below. All registration expenses, as specified in the registration rights agreement, must be borne by the Company and all expenses relating to the sale of the securities registered must be borne by BioChemics or the other holder of the securities being registered.

Other Transactions with BioChemics

BioChemics made cash advances in 2003 in the amount of $518,200 to cover Company deficits. The Company subsequently repaid the advances.

CERTAIN RELATIONSHIPS

Robert E. Anderson. The Chairman of the Board of the Company, Mr. Anderson, has been a director of BioChemics since 2003 and is the holder of three convertible promissory notes issued by BioChemics, dated August 19, 2000, September 18, 2000, and December 14, 2000 respectively. These notes are convertible into approximately 338,000 shares of BioChemics' common stock, which represents approximately 5.7% ownership of BioChemics. Mr. Anderson does not receive any compensation as a director or otherwise from BioChemics.

Joseph Frattaroli. Mr. Frattaroli, the Company’s Acting Chief Executive Officer, President and Chief Financial Officer, directly owns 195,000 shares of BioChemics common stock. In addition, Mr. Frattaroli indirectly owns 90,000 shares of BioChemics common stock held by a corporation which had provided accounting services to BioChemics during the period of January 2002 through April 2003. The shares of BioChemics common stock owned directly and indirectly by Mr. Frattaroli represent approximately 5% ownership of BioChemics.

Stephen Carter. Dr. Carter, a director and Chief Scientific Officer of the Company, holds stock options that are exercisable for 300,000 shares of BioChemics common stock, representing approximately 5.1% ownership of BioChemics. Dr. Carter is also employed by BioChemics and receives a salary of $80,000 per year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company assists the Board of Directors in fulfilling its oversight responsibilities over the Company’s auditing, accounting and financial reporting process. The Audit Committee of the Board is composed of three independent directors, each of whom meets the criteria for “independence” under applicable rules of the Securities and Exchange Commission and the American Stock Exchange, and operates under a written charter adopted by the Board of Directors, a copy of which is attached to the Proxy Statement as Appendix A.

Management has the primary responsibility for the Company’s financial statements and the Company’s accounting and financial reporting processes, including the system of internal controls. The Company’s independent auditor, the registered public accounting firm of Stowe & Degon, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States. The Audit Committee is not providing any certification or special assurance regarding the financial statements or as to Stowe & Degon’s work product.

The Audit Committee has reviewed and discussed with each of management and Stowe & Degon, as appropriate, the Company’s audited financial statements, and the independent auditor’s opinion on the Company’s audited financial statements. In addition, the Audit Committee has discussed with Stowe & Degon the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received the written disclosures from Stowe & Degon required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Stowe & Degon its independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

D’Anne Hurd (Chairwoman)
Ronald Guerriero
Steven Morrell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities with the SEC. Officers, directors, and greater than ten percent stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during the Company’s most recent fiscal year, and Forms 5 with respect to the Company’s most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2004, with the following exceptions: (i) a Form 3 for each Mr. Guerriero, Ms. Hurd, Mr. Morrell and Mr. Toh, who has since resigned, and (ii) a Form 4 for each of Messrs. Anderson, Adams, Fromm, Shear, Guerriero, Strasnick and Ms. Hurd, were inadvertently filed late with respect to a grant under the Directors Plan to each of them of an option to acquire 30,000 shares of Class A Common Stock.

PROPOSAL 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

The Company’s Certificate of Incorporation presently provides that the Company is authorized to issue 40,000,000 shares of its capital stock, consisting of 10,000,000 shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”), 20,000,000 shares of Class A Common Stock, and 10,000,000 shares of Class B Common Stock. The Company desires to increase the authorized shares of Class A Common Stock by 20,000,000 shares, without decreasing the number of authorized shares of Preferred Stock or Class B Common Stock. As a result, in order to effect the desired increase in the authorized number of shares of Class A Common Stock, the total number of authorized shares of capital stock must be increased to 60,000,000 shares.

At a special meeting held on September 16, 2005, the Board of Directors of the Company approved Proposal 2 and directed that the Company seek the approval of its stockholders for Proposal 2.

The Proposed Amendment

Under Proposal 2, Clause (4) of Article Fifth of the Certificate of Incorporation would be amended to read in its entirety as follows:

“The Total number of shares of stock which the corporation shall have authority to issue is Sixty Million (60,000,000) shares of capital stock, consisting of:

(a) 10,000,000 shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”);

(b) 40,000,000 shares of Class A Common Stock, par value $.0001 per share (the “Class A Common Stock”); and

(c) 10,000,000 shares of Class B Common Stock, par value $.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, “Common Stock”).”

If the stockholders approve Proposal 2, the Company will file the amendment to the Certificate of Incorporation with the Secretary of State in Delaware, at which time the amendment will become effective.

Purposes of Additional Share Authorization

August 2005 Private Financing

On August 16, 2005, the Company, pursuant to a Security Purchase Agreement (the "Purchase Agreement"), sold $2,500,000 in aggregate principal amount of Senior Secured Convertible Notes due May 1, 2007 (the “Notes”), to four independent institutional investors. The Company also issued to these investors (i) warrants (the “Warrants”) to purchase shares of the Class A Common Stock and (ii) additional investment rights to purchase additional notes (the “Additional Notes”) in the aggregate principal amount of $1,875,000 and additional warrants (the “Additional Warrants”). In addition, the Company issued warrants (the “Placement Agent Warrants”) to a placement agent for services rendered in connection with the private financing, and would be required to issue additional warrants (the “Additional Placement Agent Warrants”) to the placement agent if the institutional investors elect to purchase Additional Notes and Additional Warrants.

If the institutional investors convert the entire principal amount of the Notes and exercise all of the Warrants, they will receive 3,571,429 shares and 1,298,701 shares of Class A Common Stock, respectively. If the institutional investors purchase the Additional Notes and Additional Warrants and then convert the entire principal amount of the Additional Notes and exercise all of the Additional Warrants, they will receive 2,678,571 shares and 974,026 shares of Class A Common Stock, respectively. The initial conversion price for the Notes and the Additional Notes is $0.70 per share of Class A Common Stock, and the initial exercise price for the Warrants and the Additional Warrants is $0.77 per share of Class A Common Stock. These conversion and exercise prices are subject to adjustment under certain circumstances.

If the placement agent exercises the Placement Agent Warrants and receives the Additional Placement Agent Warrants and exercises them, it will receive 64,935 shares of Class A Common Stock and 48,701 shares of Class A Common Stock, respectively. The initial exercise price for the Placement Agent Warrants and the Additional Placement Agent Warrants is $0.77 per share of Class A Common Stock.

The Company is required to reserve for issuance a total of 8,636,363 shares of Class A Common Stock in connection with the possible conversion of the notes and warrants issued or which may be issued to the investors or the placement agent with respect to the private financing, as set forth below:

Class A Common Stock	Number of Shares

Shares required for conversion of the Notes	3,571,429
Shares required for exercise of the Warrants	1,298,701

Shares required for exercise of the Placement Agent Warrants	64,935

Shares required for conversion of the Additional Notes (1)	2,678,571

Shares required for exercise of the Additional Warrants (1)	974,026

Shares required for exercise of the Additional Placement Agent Warrants (1)	48,701
TOTAL:	8,636,363

(1)	Assumes the issuance of all of these securities that the investors (or the placement agent) have the right to purchase.

Immediately prior to the closing of the sale of the Notes, Warrants and additional investment rights on August 16, 2005, the Company had reserved for issuance a total of 7,385,000 shares of Class A Common Stock, as follows:

Class A Common Stock	Number of Shares

Shares issuable upon conversion of Class B Common Stock	4,500,000
Shares issuable upon exercise of IPO underwriter warrants	435,000

Shares issuable under stock option plans	2,250,000
TOTAL:	7,385,000

The Company has 20,000,000 shares of authorized Class A Common Stock. On October 10, 2005, there were a total of 5,828,604 outstanding shares of Class A Common Stock. As illustrated in the table below, the Company must increase the number of authorized shares of Class A Common Stock by 1,849,967 shares in order to reserve sufficient shares of Class A Common Stock in connection with the private financing:

Class A Common Stock	Number of Shares Available for Issuance

Total authorized shares	20,000,000

Less outstanding shares	5,828,604

Less shares reserved immediately prior to private-financing	7,385,000

Remaining shares available prior to private financing	6,786,396

Less private financing-related reserve	8,636,363

(1,849,967)

Under the Purchase Agreement, the Company is required to use its best efforts to increase the number of authorized shares of Class A Common Stock by at least an amount sufficient to meet the reserve required in connection with the Additional Notes and the Additional Warrants. The investors have deemed the Company to have satisfied this requirement at the present time as a result of action taken by BioChemics, as described below.

In October 2005, BioChemics agreed in writing not to exercise its conversion rights with respect to the 4,500,000 shares of Class B Common Stock it holds until the earlier to occur of (i) the effectiveness of the amendment to the Certificate of Incorporation as described in Proposal 2 and (ii) the close of business on December 31, 2005. As a result of BioChemics’ agreement not to exercise its conversion rights, the Company will not need to issue within the agreed-upon time frame any of the 4,500,000 shares of Class A Common Stock reserved for issuance upon conversion of the Class B Common Stock. If the stockholders approve Proposal 2, the Company would have sufficient time for the amendment to the Certificate of Incorporation to become effective prior to the December 31, 2005 deadline.

Pending Litigation Settlements

The Company also will be required to reserve for issuance a total of 497,144 additional shares of Class A Common Stock in connection with the following pending litigation settlements:

•
In September 2005, the Company entered into a settlement agreement, subject to court approval, with respect to a consolidated securities class action lawsuit alleging that the Company and certain of its officers and directors violated the federal securities laws with respect to certain disclosures concerning the Company and related matters. This settlement will require, among other payments by the Company, the issuance of $750,000 face amount 2-year 5% subordinated callable notes convertible into Class A Common Stock at an initial conversion price of $1.75 per share. The conversion price is subject to adjustment under certain circumstances. Assuming the implementation of this settlement, the reserve for these notes will be 428,572 shares of Class A Common Stock, based upon the initial conversion price.

•
In September 2005, the Company entered into a settlement agreement, subject to court approval, with the plaintiffs in three shareholder derivative actions based on the same allegations as those in the class action. This settlement will require, among other payments and actions by the Company, the issuance to plaintiffs’ counsel of $120,000 face amount 2-year 5% subordinated callable notes convertible into Class A Common Stock at $1.75 per share. The conversion price is subject to adjustment under certain circumstances. Assuming the implementation of this settlement, the reserve for these notes will consist of 68,572 shares of Class A Common Stock, based upon the initial conversion price.

In October 2005, the court granted preliminary approval to each of the litigation settlements. A Final Hearing regarding the settlements is scheduled to be held on December 14, 2005. If the court grants final approval of the settlements, the Company would be obligated to issue the notes soon after the final approval. If the Company cannot issue these notes in a timely manner, the Company will be in breach of the settlement agreements, and the other parties to these agreements would have a cause of action against the Company.

The issuance of these notes will require the consent of the institutional investors who participated in the Company’s August 2005 private financing. The investors have informally indicated to the Company that they will provide this consent.

General Corporate Uses

The Company also desires to have the ability to issue additional authorized shares of Class A Common Stock for a variety of purposes, including flexibility in raising additional capital, providing employee compensation, and effecting stock dividends, stock splits and similar transactions, all as may be determined by the Board of Directors. However, except as described in this Proxy Statement, the Company presently has no plans to issue additional shares of Class A Common Stock.

Possible Material Adverse Effects of Failing to Approve Proposal 2

It is extremely important that the Company’s stockholders approve Proposal 2. The agreement of BioChemics not to exercise its conversion rights expires on December 31, 2005. If the stockholders do not approve Proposal 2 at the Meeting and the BioChemics agreement expires, the investors might take the position that the Company had breached the Securities Purchase Agreement. This breach would occur because the expiration of BioChemics’ agreement would immediately result in there being insufficient shares of Class A Common Stock to satisfy the private financing-related reserve requirement.

In addition to all legal remedies that the institutional investors may otherwise have, the Purchase Agreement permits the institutional investors by written notice to require the Company either (i) to use its best efforts to obtain the required stockholder approval inecessary to permit the issuance of the required shares for reserve under the Purchase Agreement as soon as is possible, but in any event, not later than the 60th day after such notice; or (ii) within five trading days after delivery of written notice, to pay a cash amount to the investors equal to the number of shares of Class A Common Stock not issuable by the Company times 115% of the average closing price over the five trading days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment. If the Company then calls another stockholders meeting to reconsider the increase in authorized shares of Class A Common Stock and the stockholders still do not approve the increase prior to the 60th day, the Company must pay the described cash amount to the investors within three trading days after such 60th day.

Assuming a Class A Common Stock share shortfall of 1,536,340 shares, and based on the September 29, 2005 last sale price of $ 0.70 per share of Class A Common Stock, the Company would be required to pay the institutional investors a total of approximately $1,328,000 in cash. If the Company were required to make this payment, the business, operations and financial condition of the Company would be materially adversely effected. Specifically, the Company would not be able to implement its business plan, effectively precluding it from generating cash flow sufficient to enable it to repay the principal amount of the Notes upon their maturity in May 2007. In addition, since the Company received approximately $1,700,000 from its private financing in August 2005 (after payment of offering expenses and after funding an escrow account for interest payments to be made under the Notes), it would be forced to return to the investors a large majority of the net proceeds of the private financing. The Company would need to use the bulk of the remaining proceeds to pay its obligations to existing creditors.

Furthermore, the Company will be required to reserve additional shares of Class A Common Stock for issuance in connection with the above-described litigation settlement notes. A failure to approve Proposal 2 would result in the inability of the Company to create the necessary reserve of underlying shares in connection with the issuance of the litigation settlement notes.

Effect of Approval of Additional Share Authorization

Ownership of Class A Common Stock or Class B Common Stock does not provide preemptive rights to the holder. Preemptive rights allow a holder of a security to prevent dilution of its percentage of ownership of a corporation by requiring that the holder be offered the right to purchase additional securities in any future securities issuance that would have a dilutive effect on the ownership of the holder. The Company’s ability to issue additional shares of Class A Common Stock as a result of stockholder approval of the increase in authorized Class A Common Stock shares will result in dilution of existing Common Stock holders. For example, the possible issuance of shares of Class A Common Stock in connection with securities issued in the August 2005 private financing or which may be issued in the pending litigation settlements would have a dilutive effect on existing Common Stock holders. Other than these described transactions, the Company does not have any other immediate plans to issue additional Class A Common Stock.

The approval of Proposal 2 could also have an anti-takeover effect, making a hostile acquisition of the Company substantially more difficult if the Board of Directors decided to issue certain of the additional authorized shares for that purpose. The Company’s Board of Directors and management are not presenting this matter to the stockholders of the Company as an anti-takeover measure.

Recommendation of the Board of Directors

The Board believes the approval of Proposal 2 is in the best interests of the Company and its stockholders. The Board recommends that the stockholders vote FOR adoption of Proposal 2.

Required Vote; Class A Common Stock Vote

The approval of Proposal 2 requires the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class.

BioChemics has informed the Company that it will vote in favor of Proposal 2. Thus, the approval of Proposal 2 by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, is assured.

In addition, the Company has determined to seek the approval of the holders of Class A Common Stock, separately as a class, for Proposal 2. The approval of Proposal 2 in this separate class vote will require the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock.

If a Class A Common Stock quorum cannot be obtained, the separate Class A Common Stock vote will not be permitted to occur. Consequently, Proposal 2 would not be approved under these circumstances. Also, even if a quorum exists, it is possible that the Class A Common Stock holders will not approve Proposal 2. In either instance, the failure of the Company to obtain approval for Proposal 2 could have a material adverse effect on the Company’s financial condition, as described above.

PROPOSAL 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION

Background and Purpose of Amendment

The Certificate of Incorporation provides that removing a director with or without cause requires the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. The Company desires to change the stockholder supermajority voting requirement so that only a simple majority of the  voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote in the election of directors will be sufficient to remove a director with or without cause.

The Company believes the proposed change would more appropriately reflect the dual class voting structure of the Certificate of Incorporation, which assigns disparate voting rights to the Class A Common Stock and the Class B Common Stock. The proposed change would also clarify the application of the voting requirement by rephrasing it in a manner consistent with the approach taken under the Delaware General Corporation Law which states that, if a certificate of incorporation provides for more or less than one vote per share on any matter, reference in that law to a majority, or other proportion, of stock or shares shall refer to such majority or proportion of the votes of such stock or shares.

In addition, the Board believes that the elimination of a supermajority voting requirement, in favor of a simple majority voting requirement, in connection with the power of stockholders to remove directors, is consistent with the principles of good corporate governance because the changes will have the effect of enhancing the power of the stockholders to take such action.

The same provision of the Certificate of Incorporation conditions stockholder removal of a director without cause upon receiving the affirmative vote of a 75% supermajority of the Board of Directors then in office to recommend that stockholders take this action. The Board does not believe that it is appropriate to impose the requirement of a supermajority director vote as a condition to the stockholders being permitted to remove a director without cause. Accordingly, the Board desires to eliminate this requirement.

At a special meeting held on September 16, 2005, the Board of Directors of the Company approved Proposal 3 and directed that the Company seek the approval of its stockholders for Proposal 3.

The Proposed Amendment

Under Proposal 3, Section B.12, captioned “Common Stock,” of Article Fifth of the Certificate of Incorporation would be amended to read in its entirety as follows:

“12. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the bylaws of the corporation, any director may be removed, at any time, with or without cause, upon the affirmative vote of the holders of greater than 50% of the voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote in the election of directors.”

Effect of Approval of Amendment

The approval of Proposal 3 will permit the Company’s Class B stockholder, BioChemics, to control the result of any stockholder vote to remove a director with or without cause. A change to a simple majority vote from the 75% supermajority alone would not have caused this result because BioChemics presently controls fewer than 50% of the outstanding shares of the Company. However, the required method for counting stockholder votes on a per share basis is also being amended, to base the stockholder vote on the number of votes that may be cast. Since the Class B Common Stock is entitled to three votes per share, the outstanding shares of Class B Common Stock presently hold approximately 70% of the combined voting power of the Class A Common Stock and the Class B Common Stock. As a result, BioChemics will be able to determine the outcome of a stockholder vote to remove a director with or without cause.

The approval of Proposal 3 also could be viewed as further increasing the power of BioChemics, the Company’s controlling stockholder, because it would eliminate the Board’s ability to prevent the removal without cause of a director.

Recommendation of the Board of Directors

The Board believes the approval of Proposal 3 is in the best interests of the Company and its stockholders. The Board recommends that the stockholders vote FOR adoption of Proposal 3.

Required Vote

The approval of Proposal 3 requires the following two votes:

•	First Vote: the affirmative vote of the holders of at least 75% of the outstanding shares of the Class A Common Stock and the Class B Common Stock of the Company, together as a single class.

•
Second Vote: the affirmative vote of the holders of at least 75% of the outstanding voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class. (This vote is not expressly required under the Certificate of Incorporation.)

Note that, to approve this amendment, the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. (This requirement would be satisfied if the Company obtains the affirmative vote of at least 75% of the outstanding voting power.)

In the First Vote, BioChemics is not entitled to the benefit of its usual three votes-per-share rights. Consequently, Class B Common Stock and Class A Common Stock are treated equally for the First Vote. As of October 10, 2005, the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock was 10,328,604, 75% of which equals 7,743,453 shares. Assuming that BioChemics votes its 4,500,000 shares of Class B Common Stock in favor of Proposal 3, the affirmative vote of at least 3,243,453 shares of Class A Common Stock will also be required to approve Proposal 3 in the First Vote. This represents a majority of the shares of outstanding Class A Common Stock. Consequently, the approval of Proposal 3 under the First Vote will require the affirmative vote of a majority of the outstanding shares of Class A Common Stock.

In the Second Vote, each of the 4,500,000 outstanding shares of Class B Common Stock is entitled to cast three votes, for an aggregate of 13,500,000 votes. The outstanding shares of Class B Common Stock and shares of Class A Common Stock are entitled to cast in the Second Vote an aggregate of 19,328,604 votes, 75% of which equals 14,496,453 votes.

BioChemics has informed the Company that it will vote in favor of Proposal 3. However, neither the holders of Class B Common Stock nor the holders of Class A Common Stock will separately be able to determine the outcome of Proposal 3.

PROPOSAL 4 - AMENDMENT TO 2003 STOCK INCENTIVE PLAN

The Company’s 2003 Stock Incentive Plan (the “Plan”) provides that 1,350,000 shares of Class A Common Stock are reserved for issuance in connection with grants of equity compensation under the Plan. The Company believes it is necessary to increase the number of Class A Common Stock shares reserved for issuance under the Plan by 750,000 shares, resulting in the total number of shares reserved for issuance under the Plan being increased to 2,100,000 shares.

The Board of Directors believes that stock-based incentives are important in attracting and retaining the services of outstanding personnel and in encouraging such employees to have greater stock ownership in the Company, thereby aligning their interests closely with those of shareholders. As of October 10, 2005, only approximately 270,000 shares remained available for option grants under the Plan, and the Board believes that making an additional 750,000 shares available for this purpose pursuant to Proposal 4 is necessary and appropriate in furtherance of the foregoing objectives.

At a special meeting held on September 16, 2005, the Board of Directors of the Company approved Proposal 4 and directed that the Company seek the approval of its stockholders for Proposal 4.

The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan itself, a copy of which is attached to this Proxy Statement as Appendix B.

Summary of Material Features of the Plan

Purposes.    The purpose of the Plan is to provide those persons who have a substantial responsibility for the management and growth of the Company with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the Company’s success and to remain in its employ. Awards under the Plan may be in the form of grants of shares of restricted stock (“Restricted Stock”), incentive or non-qualified stock options (collectively, “Options”) or stock appreciation rights (“SARs” and, together with Restricted Stock and Options, “Awards”). The Plan is also applicable to subsidiaries of the Company. The Company presently does not have any subsidiaries. All references in this summary to the “Company” shall also be deemed to refer to any future subsidiaries of the Company.

Number of Shares.    The Plan originally permitted the reservation of 350,000 shares of Class A Common Stock for issuance under the Plan, later increased to 1,350,000 shares. This maximum number of shares is subject to appropriate adjustments to reflect stock splits and other changes in the Company’s capitalization by the Compensation Committee of the Board of Directors (the “Committee”) or the Board of Directors. Upon approval of Proposal 4 by the stockholders, the number of shares reserved for issuance under the Plan would increase by 750,000 shares, from 1,350,000 to 2,100,000.

Eligibility.    All current and future executives or other key employees, directors or consultants of the Company may participate in the Plan. As of October 10, 2005, nine (9) employees were eligible to participate in the Plan.

Administration.    The Committee administers the Plan. The Committee determines, among other things, the selection of participants, the type, the price, and amount of Award granted to a participant as well as the terms and conditions of each Award, any limitations, and the restrictions and conditions upon the grants of any Awards to any participant. In addition, the Committee has the sole authority to interpret the Plan, to adopt, amend and rescind administrative guidelines relating to the Plan and to correct any defect or omission or reconcile any inconsistency in the Plan.

Restricted Stock Grants.    The Committee may award Restricted Stock to participants on the terms and conditions it deems appropriate, including, by way of example and not of limitation, the purchase price per share of Restricted Stock for each grant (which may not be less than the par value of the Class A Common Stock); vesting, in one or more installments, upon the occurrence of certain events, upon the passage of a period of time, the fulfillment of certain conditions, or upon the achievement by the Company or its affiliates of performance goals; or the acceleration of vesting with respect to all or part of a Restricted Stock grant for any participant, if a change in control of the Company occurs, whose employment is terminated at the time of the change in control without cause within a specified period of time after the change in control.

Except as otherwise provided by the Committee in the restricted stock agreement with a participant for a particular grant, any unvested portion of that grant that was not vested on the date of the participant’s termination of employment shall be repurchased by the Company or forfeited as of that date.

As of October 10, 2005, the Company had not made any Restricted Stock grants.

Option Grants.    The Committee may award incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”) to participants, subject to the terms and conditions determined by the Committee and certain limitations set forth in the Plan, including the option exercise price per share of Class A Common Stock, which may not be less than the fair market value (as determined by the Committee) of a share of Class A Common Stock on the grant date; the time or times at which the Options are exercisable (vested) and the term of each Option, which may not exceed ten years; and the acceleration of the vesting of Option grants. The Committee may also condition vesting upon the occurrence of certain events or upon the Company’s or its affiliates’ achievement of performance goals.

Except as otherwise permitted under the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may not grant ISOs for Class A Common Stock where the aggregate fair market value of that stock with respect to which ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000. The fair market value of Class A Common shall be determined on the date of grant of the ISO.

Participants must pay the Option exercise price in cash.

Options are not transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee in a participant’s Stock Option agreement, the executor or administrator of the estate of a deceased participant or deceased heir to a participant may exercise Options only to the extent that the deceased participant would have been entitled to exercise such Options at the time of death.

Unless otherwise provided by the Committee in a Stock Option agreement, any portion of a participant’s Options that were not vested and exercisable on the date of the termination of employment for cause of that participant will expire and be forfeited as of that date, and any portion of that participant’s Options that were vested as of the participant’s termination date will expire and be forfeited as of that date. The two exceptions to this provision are: if a participant dies or becomes subject to a Disability (as defined in the Plan), in which case the Options will expire 180 days after the date of the participant’s death or Disability; and, if a participant was terminated without cause, in which case the Options will expire 30 days after the date of discharge. However, neither exception may be used to extend the expiration date of an Option beyond the original expiration date for the Option.

Stock Appreciation Right Grants. The Committee may grant a SAR to a participant, which is a right to receive the appreciation in the fair market value of shares of Class A Common Stock either alone or in combination with an underlying Option grant under the Plan. Each SAR grant will be subject to the following terms and conditions and such other terms and conditions as the Committee may determine: (i) with respect to an SAR granted with respect to an underlying Option, the Committee may, among other things, limit the exercise period of the SAR so that before and after a set period no SAR will attach to the underlying Option, (ii) with respect to an SAR granted with respect to an underlying Option, the participant will be permitted to surrender that Option when exercisable and receive in exchange an amount equal to the excess fair market value of the Class A Common Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the surrendered Option; (iii) with respect to a SAR granted without an underlying Option, the participant will receive upon exercise of the SAR an amount equal to the excess of the fair market value of the Class A Common Stock on the date the election to surrender the SAR is received by the Company over the fair market value of the Class A Common Stock on the date of the SAR grant multiplied by the number of shares covered by the grant.

Payment of a SAR may be in the form of shares of Common Stock, cash or any combination of the two.

As of October 10, 2005, the Company has not made any SAR grants.

Summary of Federal Income Tax Consequences.    This discussion, which is based upon federal income tax law as currently in effect, generally summarizes certain federal income tax consequences associated with the Plan.

ISOs under the Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the recipient’s alternative minimum tax liability, if any. Upon exercise of an ISO, the excess of the fair market value of the Class A Common Stock subject to the ISO over the exercise price is included in alternative minimum taxable income, and may be subject to tax of as much as 28%.

If stock acquired through exercise of an ISO is held for at least two years from the date on which the ISO was granted and at least one year from the date on which the shares were transferred to the recipient upon exercise of the ISO, any gain or loss on a disposition of such stock will be long-term capital gain or loss. If any alternative minimum tax was due I the year of exercise, a credit may be available in the year of sale. Generally, if the recipient disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the recipient will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the recipient’s actual gain, if any, on the purchase and sale. The recipient’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum rate applicable to ordinary income or short-term capital gain is currently 35%.

  NSO’s granted under the Plan generally have the following federal income tax consequences. There are no tax consequences to the recipient or the Company by reason of the grant of a nonqualified stock option. Upon exercise of an NSO, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. The Company will be entitled compensation deduction upon exercise of the NSO in the same amounts, provided that the amount is not unreasonable or subject to other limitations under Code Sections 280G (golden parachutes) or 162(m). This deduction may be limited by Section 162(m) of the Code, which prohibits compensation deductions in excess of $1,000,000 per year for certain employees of a publicly traded company. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Upon the grant of shares of Restricted Stock, the recipient realizes ordinary income equal to the fair market value on the date of grant the Restricted Stock that are either transferable or not subject to a substantial risk of forfeiture minus the price paid for the shares awarded. A recipient of shares of Restricted Stock realizes ordinary income only as the stock vests or becomes nonforfeitable. The ordinary income realized on each vesting date equals the fair market value on that date less the price paid for those shares vesting at such time. A recipient of shares of Restricted Stock may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Code to have the ordinary income associated with all or some of the restricted shares measured and taxed on the date of purchase of those shares of Restricted Stock. The elections must be made within 30 days of the grant of the shares of Restricted Stock. A recipient who makes such an election and later forfeits those restricted shares may not claim a loss for tax purposes. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon vesting (or acquisition, is so elected) of the stock. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held from the date ordinary income was measured. The Company’s deduction for compensation will be allowed in the same year within which the participant recognizes ordinary compensation income, subject to the same limitations on deductibility described above.

The tax consequences of a performance award depend upon the nature of the underlying Award that is earned if and when the performance goals are achieved. Those tax consequences are described above.

The Company may be required to withhold income and employment taxes from Awards and, when appropriate, may require the participant to pay withholding taxes to the Company as a condition of receiving the Award.

Recommendation of the Board of Directors

The Board believes the approval of Proposal 4 is in the best interests of the Company and its stockholders. The Board recommends that the stockholders vote FOR adoption of Proposal 4.

Required Vote

The approval of Proposal 4 requires the affirmative vote of a majority of the total votes entitled to be cast by holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, that are present in person or represented by proxy at the Meeting.

BioChemics has informed the Company that it will vote in favor of Proposal 4. The approval of Proposal 4 by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, is assured.

INDEPENDENT AUDITORS

Stowe & Degon has been the independent auditor for the Company since the Company’s inception. The Audit Committee has approved the engagement of Stowe & Degon as the Company’s independent auditor for fiscal year 2005. A representative of Stowe & Degon will attend the Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

The following table is a summary of the fees billed to the Company by Stowe & Degon, the Company’s independent auditors.

	2004	2003
Audit Fees (1)	$74,650	$67,700
Audit-Related Fees	0	0
Tax Fees		0
All Other Fees (2)	0	64,500
Total	$74,650	$132,200
__________________
(1)
For each year, consists of fees paid for the audit of the Company’s annual financial statements and services in connection with review of the Company’s Annual Report on Form 10-KSB, and, in addition, with respect to 2004, review of financial statements included in the Company’s quarterly reports filed with the SEC.

(2)	Consists of fees paid for services in connection with the Company’s Registration Statement on Form SB-2, as amended.

The Audit Committee may delegate to one or more of its members authority to pre-approve permitted services, consisting of audit services, audit related services and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSALS OF SECURITY HOLDERS

Any stockholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2006 must be received by the Secretary of the Company within a reasonable period of time before the solicitation of proxies for the 2006 annual meeting. A person may submit only one proposal for inclusion in the proxy materials, which proposal must be submitted in accordance with Rule 14a-8 of the Exchange Act, and, under certain circumstances enumerated in the Securities and Exchange Commission’s rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

Notice of a stockholder proposal intended to be presented for consideration at the 2006 annual meeting other than as described above must be received by the Company in accordance with the procedure set forth in the Company’s By-laws. The stockholder must be a stockholder of record at the time the stockholder gives the required notice to the Company.

In order to be timely, the notice must be sent to the Secretary of the Company no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the 2005 annual meeting of stockholders. However, if the date of the 2006 annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice will be considered timely if delivered not earlier than the 120th day prior to the 2006 annual meeting and not later than 90 days prior to the 2006 annual meeting or the tenth day following the date on which the Company publicly announces the 2006 annual meeting date.

The contents of the notice must be submitted in accordance with the requirements of Section 3 of Article II of the Company’s By-laws.

WE WILL SEND TO ANY PERSON SOLICITED BY THIS PROXY STATEMENT A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, UPON WRITTEN REQUEST TO VASO ACTIVE PHARMACEUTICALS, INC., 99 ROSEWOOD DRIVE, SUITE 260, DANVERS, MASSACHUSETTS 01923, ATTENTION: JOSEPH FRATTAROLI.

Appendix A

VASO ACTIVE PHARMACEUTICALS, INC.
AUDIT COMMITTEE CHARTER

I. PURPOSE

The Vaso Active Pharmaceuticals, Inc. (the "Company") Audit Committee ("Committee") was established to assist the Board of Directors (the "Board") in carrying out its oversight compliance with laws responsibilities that relate to the Company`s accounting and financial reporting processes, audits of the Company's financial statements, internal controls, and regulations and ethics. This policy reaffirms that the Committee's duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with the Company's executive management and that the Company's external auditors are responsible for auditing the Company's financial statements. The foregoing notwithstanding, the Committee, in its capacity as the audit committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to the Company's financial statements or any professional certification as to the external auditor's work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, and/or others whose views would be considered helpful to the Committee.

The Committee's prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by the Company to its external auditor during the fiscal year in which non-audit services are provided, if the Company did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by the Company, if the Committee (or one or more members of the Committee who are also members of the board to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived.

II. MEMBERSHIP

The Committee members shall be appointed by, and serve at the discretion of, the Board. Committee members shall serve until their successors shall be duly elected and qualified and may be replaced by the Board at any time. The Committee's chairperson (the "Chairperson") shall be designated by the full Board or, if the Board does not do so, the Committee members shall elect a Chairperson by a vote of a majority of the full Committee. The Committee shall consist of at least three (3) or members of the Board. each of whom shall satisfy the independence requirements of the American Stock Exchange.

All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the Committee will endeavor to have one member who will be deemed to be an "audit committee financial expert", as that term is defined by the U.S. Securities and Exchange Commission. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board.

Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, after consultation with the Nominating and Corporate Governance Committee of the Board, but no member of the Committee shall be removed except by vote of a majority of directors present at any regular or special meeting of the Board.

The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

III. STRUCTURE AND MEETINGS

The Chairperson of the Committee shall preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. An agenda for the meeting will be circulated by the Chairperson in advance of the meeting. The Committee will retain written minutes of its meetings, which shall be filed with the minute books of the Company along with minutes of Board meetings. The Committee shall meet four times per year on a quarterly basis, or more frequently, as circumstances require. The Committee may invite to its meetings management, internal auditors, the independent auditors, and such other persons as the Committee deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. Management, the internal and external auditors should be invited to make presentations to the Committee as necessary. In addition, the Committee, or at least its Chairperson, should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with the Committee's duties and responsibilities set forth herein.

All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board shall have overall authority over all Committee actions.

IV. DUTIES AND RESPONSIBILITIES

The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. To fulfill its responsibilities and duties, the Committee shall:

WITH RESPECT TO THE INDEPENDENT AUDITORS:

1. The Committee has the ultimate authority and responsibility to appoint, evaluate, set compensation, oversee (including resolution of disagreements between management and the independent auditors regarding financial reporting) and, where appropriate, replace the Company's independent auditors;

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals of the Company's relationship with the independent auditor, including: (i) all auditing services to be provided by the independent auditors; (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) all fees and other terms of engagement for auditing and non-auditing services. The Committee shall also review and approve disclosures required to be included in the U.S. Securities and Exchange Commission periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services;

3. Review the performance of the Company's independent auditors on at least an annual basis;

4. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditor's continued independence and to make recommendations to the Board relating to the issues of independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence;

5. At least annually, obtain and review an annual report from the independent auditor describing (i) the independent auditor's internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

6. Confirm that the lead auditor partner, or the lead audit partner responsible for reviewing the audit, of the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years;

7. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act concerning (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; (iii) any other material communications with management; and (iv) any information with respect to illegal acts in accordance with said Section 10A;

8. Review auditor engagement letter and estimated fees;

9. Inquire if the independent auditors face any significant litigation or disciplinary action by the U.S. Securities and Exchange Commission;

10. Consider the report of the independent auditor's last peer review conducted pursuant to a professional quality control program;

11. Review, based upon the recommendation of the independent auditors and the Audit Department, the scope and plan of the work to be done by the independent auditors for each fiscal year;

12. Review annually the results of internal audits and whether recommendations made in the audits have been implemented by management.

WITH RESPECT TO FINANCIAL STATEMENTS AND INFORMATION:

13. Review and discuss with management the Company's audited annual financial statements and independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application;

14. Review and discuss with management the Company's interim quarterly financial statements and independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application;

15. Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues;

16. Review the financial statements to be issued with management and with the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the each quarterly financial report to shareholders;

17. Make a recommendation to the Board regarding the inclusion of interim and annual financial statements in the Company's filings with the U.S. Securities and Exchange Commission based on its review of such financial statements with management and the independent auditors;

18. Discuss with independent auditors the matters to be discussed by Statement on Accounting Standards No. 61, as amended, relating to the conduct of the audit;

19. Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control;

20. Disclose in the Company's annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter;

21. Disclose the Committee's approval of any non-audit services in the Company's public reports with the U.S. Securities and Exchange Commission;

22. Review the management letter issued by the external auditors and management's response;

23. Review fees paid for audit and consulting services;

24. Recommend to the Board, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report for filing with the U.S. Securities and Exchange Commission;

25. Prepare the report required by the U.S. Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules;

26. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

WITH RESPECT TO PERIODIC AND ANNUAL REVIEWS:

27. Periodically review separately with each of management, the independent auditors and the Audit Department (i) any significant disagreement between management and the independent auditors or the Audit Department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management's response to each;

28. Periodically discuss with the independent auditor, without management being present, (i) their judgments about the quality, appropriateness and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements;

29. Consider and approve, if appropriate, significant changes in the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, management or the Audit Department. Review with the independent auditors, management and the Audit Department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented;

30. Review with management, the independent auditors, the Audit Department and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the U.S. Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction;

31. Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

WITH RESPECT TO DISCUSSIONS WITH MANAGEMENT:

32. Review and discuss with management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies;

33. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses;

34. Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company;

35. Review and discuss with management (i) the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its Code of Ethics for principal executive officers, directors and employees (the "Code");

36. Review and discuss with management all disclosures made by the Company concerning any material changes in the financial conditions or operations of the Company;

37. Obtain explanations from management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to management and management's response.

WITH RESPECT TO THE INTERNAL AUDIT FUNCTION AND INTERNAL CONTROLS:

38. Review, based upon the recommendation of the independent auditors and the head of the Audit Department, the scope and plan of the work to be done by the Audit Department;

39. Review and approve the appointment and replacement of the head of the Audit Department, and review and discuss on an annual basis the performance and qualifications of the Audit Department (both senior internal auditing executive and staff) with management;

40. In consultation with the independent auditors and the Audit Department, (a) review on an annual basis the adequacy of the Company's internal audit scope, audit plans, control structure and system, and relevant processes and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the Audit Department;

41. Review with management, the Audit Department and the independent auditors any significant risks or exposures the Company may face, and to assess the steps management has taken to minimize such risks to the Company. Particular emphasis shall be given to adequacy of controls to expose related-party transactions and any payments, transactions or procedures that might be deemed illegal or improper;

42. Periodically review the processes and procedures for management's monitoring of any significant risks or exposures the Company may face. With the foregoing in mind, the Committee will review reports submitted by management and give guidance and direction, at least once per year, on how risk management is to be conducted;

43. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

COMPLIANCE WITH LAWS, REGULATIONS AND ETHICS:

44. Review reports and other information to gain reasonable assurance that the Company is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud;

45. Review the Company’s policies relating to compliance with laws, regulations, ethics, conflict of interest; misconduct, or fraud and the resolution of such cases;

46. Review the Company's policies and processes for compliance with U.S. and foreign country export controls, laws and regulations, including, but not limited to the Foreign Corrupt Practices Act and the USA Patriot Act;

47. Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements;

48. Review external auditor's reports that relate to the monitoring of compliance with the Company's policies on business ethics;

49. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or external auditors.

OTHER MATTERS:

50. Review and approve all related-party transactions;

51. Review and approve (i) any change or waiver in the Company's Code, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

52. Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account;

53. Review any management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue;

54. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V. PERFORMANCE EVALUATION

The Committee shall annually review and reassess the adequacy of this Charter and the performance of the Committee, and recommend any proposed changes to the Board.

VI. REPORTING

The Committee shall make regular reports to the Board with respect to the Committee's activities and determinations including, without limitation, the result of the Company's annual audit and minutes of the Committee's meetings. The report shall provide an overview of the Committee's activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board.

VII. AUTHORITY TO ENGAGE ADVISORS

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and responsibilities.

VIII. COMPENSATION

The compensation of members of the Committee may be determined from time to time by resolution of the Board. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

Appendix B
VASO ACTIVE PHARMACEUTICALS, INC.
2003 STOCK INCENTIVE PLAN*
ARTICLE I

Purpose of Plan

The 2003 Stock Incentive Plan (the "Plan") of VASO Active Pharmaceuticals, Inc., a Delaware corporation (the "Company") effective as of May , 2003, is established for present and future executives, and other key employees, directors and consultants of the Company and its Subsidiaries, as may be selected by the Committee. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and to remain in their employ.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Cause" means (i) a breach of the Participant's duty of loyalty to the Company or its Subsidiaries, (ii) the commission of a felony or other crime involving moral turpitude or the Commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries, (iii) reporting to work under the influence of alcohol or Illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct using the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iv) substantial and repeated failure to perform duties as reasonably directed by the Board or (v) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

"Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

"Common Stock" shall mean shares of the Company's Class A Common Stock, par value $0.0001 per share, or if the outstanding shares of Common Stock are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

"Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

___________
* All references in the Plan to numbers of shares of Common Stock are after adjustment for the March 2004 3-for-1 stock split with respect to the Common Stock.

"Fair Market Value" of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board in good faith.

"Incentive Stock Options" shall have the meaning as defined in Section 422 of the Code.

"Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the shares of the Company's Common Stock on a fully-diluted basis (a "5% Owner") who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

"Nonqualified Stock Options" shall mean Stock Options other than Incentive Stock Options.

"Participant" shall mean any present and future executive or other key employee, director or consultant of the Company or any of its Subsidiaries who has been selected to participate in the Plan by the Committee or the Board.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Restricted Stock Agreement" shall have the meaning set forth in Article V.

"Restricted Stock Grants" shall have the meaning set forth in Article IV.

"Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to a majority of the Board (whether by merger, consolidation or sale or transfer of the capital stock) or (ii) all or a majority of the Company's assets determined on a consolidated basis.

"Stock Options" mean Incentive Stock Options and Nonqualified Stock Options taken together.

"Subsidiary" means, with respect to any Person, any corporation, limited liability Company partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants (ii) determine which Participants receive Incentives, the types of Incentives they receive under the Plan, the number of shares of Common Stock covered by Incentives granted under the Plan and the other terms and conditions of such Incentives, (iii) grant to any Participant Incentives at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee from time to time, (iv) impose such limitations, restrictions and conditions upon the grants of any Incentives to any Participant as it shall deem appropriate, (v) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) correct any defect or omission or reconcile any inconsistency in the Plan or in any grants of Incentives awarded hereunder and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Determinations by the Committee under the Plan including, without limitation, determinations of the Participants eligible for the grant of Incentives, the form, amount and timing of Incentives, the terms and provisions of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Participants who receive Incentives hereunder, whether nor not such Participants are similarly situated. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Incentives and Shares Eligible for Incentives

4.1 Grant of Incentives. Incentives under the Plan may be granted in any one or a combination of (a) Restricted Stock Grants, (b) Incentive Stock Options, (c) Nonqualified Stock Options and (d) Stock Appreciation Rights (collectively "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.

4.2 Number of Shares of Common Stock. The number of shares of Common Stock with respect to which Incentives may be granted under the Plan and which may be awarded as Restricted Stock Grants, issued upon the exercise of Incentive Stock Options and Nonqualified Stock Options and all other grants of shares of Common Stock under the Plan, shall not exceed, in the aggregate, 1,350,000; provided that the type and the aggregate number of shares of Common Stock which may be granted under the Plan shall be subject to adjustment in accordance with the provisions of paragraph 4.3 below, and further provided that to the extent any shares of Common Stock that are not purchased or awarded under an Incentive that has lapsed, expired, terminated or been canceled or any shares of Common Stock that have been repurchased by the Company or forfeited in any manner, shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board or the Committee shall determine.

4.3 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change, identified by the Committee, in the Common Stock, the Board or the Committee may, make such adjustments, if any, in (i) the number and type of shares authorized for issuance by the Plan, (ii) the number and type of shares in respect of outstanding Incentives, (iii) the exercise or option price of Stock Options, (iv) the repurchase or other prices specified in applicable Restricted Stock Agreement(s) and (v) the fair market value of Stock Appreciation Rights; provided that fractions of a share will be rounded down to the nearest whole share (other than for Incentive Stock Options), all as may be determined to be appropriate and equitable in the sole discretion of the Board or the Committee.

ARTICLE V

Restricted Stock Grants

5.1 Restricted Stock Grants. The Committee may award shares of Common Stock to Participants, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grants"):
(a) The purchase price per share of Common Stock for each Restricted Stock Grant shall be fixed by the Committee at not less than the then par value of a share of Common Stock.

(b) Restricted Stock Grants to Participants may be made be subject to vesting, in one or more installments, upon the happening of certain events, upon the passage a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock Grants are awarded.

(c) In the event of a Sale of the Company, the Committee may provide, in its discretion, that some or all of the shares of Common Stock under a Restricted Stock Grant shall become fully vested for any Participant (i) who is employed by the Company or any of its Subsidiaries at the time of the Sale of the Company and (ii) whose employment is terminated by the Company without Cause within a specified period of time of the consummation of the Sale of the Company.

(d) Restricted Stock Grants hereunder shall be subject to a written agreement (a "Restricted Stock Agreement") which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued to such Participant in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

5.2 Repurchase of Forfeiture Upon Termination of Employment. Except as otherwise provided by the Committee in the Restricted Stock Agreement for a Participant's Restricted Stock Grant, any portion of such Participant's shares of Common Stock that was not vested on the date of the termination of such Participant's employment shall be repurchased or forfeited as of such date.

ARTICLE VI

Stock Options

6.1 Awards of Stock Options. The Committee may grant Incentive Stock Options and Nonqualified Stock Options to Participants, which Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) The option exercise price per Common Share shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

(b) Stock Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

(c) Stock Options shall be exercised in whole or in part by written notice to the Company (to the attention of Company's Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order).

(d) The Committee shall determine the term of each Stock Option, which term shall in no event exceed ten years from the date of grant.

(e) The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or "vested" and, subject to paragraph (d) of this paragraph 6.1, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(f) Except as may otherwise be permitted by the Code, a Participant may not receive a grant of Incentive Stock Options for Common Stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time) determined as of the time the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

6.2 Conditions and Limitations on Vesting and Exercise of Stock Options. Shares of Common Stock or Stock Options granted to Participants may be made exercisable, subject to vesting, in one or more installments, upon the happening of certain events, upon the passage a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company, or any subsidiary, division, affiliate or just venture of the Company of certain performance goals, as the Committee shall decide in each case when Stock Options are granted.

6.3 Written Agreement. Each Stock Option granted hereunder to a Participant shall be embodied in written agreement (a "Stock Option Agreement") which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in such Stock Option Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of a Stock Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4 Nontransferability of Stock Options. Stock Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Stock Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution; and

(ii) to the extend that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Stock Option Agreement.

6.5 Expiration of Stock Options.

(a) Normal Expiration. In no event shall any part of any Stock Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to paragraph 6.1(e) above.

(b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Stock Option Agreement, any portion of a Participant's Stock Option that was not vested and exercisable on the date of the termination of such Participant's employment shall expire and be forfeited as of such date, and any portion of a Participant's Stock Option that was vested and exercisable on the date of the termination of such Participant's Stock employment shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Stock Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, and (ii) if any Participant is discharged other than for Cause, such Participant's Stock Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

ARTICLE VII

Stock Appreciation Rights

7.1 Awards of Stock Appreciation Rights. The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

(b) If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the "Spread") multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company in accordance with exercise procedures established by the Company over the Fair Market Value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c) Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

ARTICLE VIII

General Provisions

8.1 Listing, Registration and Compliance with Laws and Regulations. Grants of Incentives and shares of Common Stock issuable to Participants in the exercise of Stock Options under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock or Incentives granted under this Plan upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the award of Restricted Stock Grants, Stock Options or Stock Appreciation Rights (or the issuance or purchase of shares thereunder) under the Plan, no Restricted Stock Grants, shares of Common Stock or Stock Options or Stock Appreciation Rights may be granted, or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Restricted Stock Grants, shares of Common Stock or Stock Options or Stock Appreciation Rights shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the grant and/or vesting of Restricted Stock Grants, shares of Common Stock or upon the exercise of a Stock Option or Stock Appreciation Right that, in the Committees discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Stock Options or Stock Appreciation Rights may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

8.2 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Incentives and/or shares of Common Stock subject to Restricted Stock Grants or Stock Appreciation Rights or issuable under Stock Options or Stock Appreciation Rights, and the Company may defer such issuance unless indemnified to its satisfaction.

8.3 Rights of Participants. Nothing in this Plan or in any Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination by the Company or any of its Subsidiaries without Cause), any portion of such Participant's Restricted Stock Grant, Stock Option or Stock Appreciation Right that was not previously vested, or vested and exercisable, shall be repurchased or forfeited or expire as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so elected, to be selected again as a Participant.

8.4 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend from time to time in such respects as the Board or the Committee may deem advisable; no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the shares of Common Stock are listed, and no such amendment, suspension or termination shall impair the rights of Participants in respect of then outstanding Restricted Stock Grants, Stock Options or Stock Appreciation Rights granted under this Plan without the consent of the Participants affected thereby. No Restricted Stock Grants, Stock Options or Stock Appreciation Rights shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

8.5 Amendment, Modification and Cancellation of Agreements. The Committee may amend or modify any Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to grant Incentives in accordance with such Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement, provided that no such amendment or modification shall impair the rights of any Participant under any Restricted Stock Agreement, Stock Option Agreement or Stock Appreciation Rights Agreement without the consent of such Participant. With the Participant's consent, the Committee may cancel any Stock Option or Stock Appreciation Right and issue a new Stock Option and/or new Stock Appreciation Right to such Participant.

8.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any awards of Incentives granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 7.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

8.7 Term of the Plan. This Plan shall be effective as of July , 2003, subject to the ratification of the adoption of the Plan by the Board of Directors and the approval of the Plan by the affirmative vote of the stockholders of the Company entitled to vote thereon at the time of such approval. No Incentive shall be granted under the Plan after July , 2013, but the term and exercise of Incentives granted theretofore may extend beyond that date.

* * * * * * * *

PROXY	VASO ACTIVE PHARMACEUTICALS, INC.	PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Class A Common Stock

The undersigned hereby appoints ROBERT E. ANDERSON and JOSEPH FRATTAROLI, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Class A Common Stock of Vaso Active Pharmaceuticals, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, December 6, 2005, at the Sheraton Colonial, 1 Audubon Road, Wakefield, Massachusetts 01923 at 10:00 a.m. local time, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given to vote at such meeting.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors.

Nominees: Robert E. Anderson, Stephen G. Carter, Ronald Guerriero, D’Anne Hurd, Bruce A. Shear, and Brian J. Strasnick.

[ ] FOR all nominees	[ ] WITHHOLD AUTHORITY to vote for all nominees

[ ] __________________________________________
For all nominees except as noted above

2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock by 20,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the required stockholder vote to remove a director.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. Approval of an increase in the number of shares of Class A Common Stock authorized for issuance under the Company’s 2003 Stock Incentive Plan by 750,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. SUCH SHARES WILL BE VOTED IN THE PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

---------------------------------------------------------------
Signature of Stockholder(s)

Dated , 2005

(Please sign in the same form as name appears hereon and date. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2005.

PROXY	VASO ACTIVE PHARMACEUTICALS, INC.	PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Class B Common Stock

The undersigned hereby appoints ROBERT E. ANDERSON and JOSEPH FRATTAROLI, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Class B Common Stock of Vaso Active Pharmaceuticals, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, December 6, 2005, at the Sheraton Colonial, 1 Audubon Road, Wakefield, Massachusetts 01923 at 10:00 a.m. local time, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given to vote at such meeting.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors.

Nominees: Robert E. Anderson, Stephen G. Carter, Ronald Guerriero, D’Anne Hurd, Bruce A. Shear, and Brian J. Strasnick.

[ ] FOR all nominees	[ ] WITHHOLD AUTHORITY to vote for all nominees

[ ] __________________________________________
For all nominees except as noted above

2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock by 20,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the required stockholder vote to remove a director.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. Approval of an increase in the number of shares of Class A Common Stock authorized for issuance under the Company’s 2003 Stock Incentive Plan by 750,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. SUCH SHARES WILL BE VOTED IN THE PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

---------------------------------------------------------------
Signature of Stockholder(s)

Dated , 2005

(Please sign in the same form as name appears hereon and date. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2005.